UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): October 30, 1996



                         CONSUMERS FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                  PENNSYLVANIA
                 (State or Other Jurisdiction of Incorporation)

               0-2616                                        23-1666392
      (Commission File No.)                                 (I.R.S. Employer
                                                      Identification No.)



1200 Camp Hill By-Pass, Camp Hill, Pennsylvania             17011-3774
      (Address of Principal Executive Offices)                         (Zip
Code)


                                  717-761-4230
              (Registrant s Telephone Number, Including Area Code)

                             FORM 8-K CURRENT REPORT

ITEM 1. Changes in Control of Registrant

        On October 30, 1996, Consumers Financial Corporation ( Consumers ), a Pennsylvania corporation entered into an Agreement and Plan of Merger (the
 Merger Agreement ) with LaSalle Group, Inc. ( LaSalle ), a Delaware corporation, and Consumers Acquisition Corp. ( CAC ), a Pennsylvania corporation, whereby CAC will be merged with and into Consumers (the Merger ). As the surviving corporation in the Merger, Consumers will become a wholly-owned subsidiary of LaSalle. The Merger is subject to, among other things, the approval of insurance regulators in various states and the approval of the common shareholders of Consumers.

        As a result of the Merger, the holders of Consumers 3,025,305 shares of outstanding common stock will receive cash in the amount of $3.92 per share, subject to certain adjustments. The total consideration to be paid by LaSalle to the common shareholders will be approximately $11.9 million, which will be paid from liquid funds presently in, or available to, LaSalle.

        Neither LaSalle, CAC or any affiliate thereof presently owns any of the outstanding common shares of Consumers. The only holders of Consumers common stock who are known to Consumers to own 5% or more of such shares are (1) the Consumers Financial Corporation and Subsidiaries Employee Stock Ownership Plan, which owns approximately 326,000 shares (10.8%) and (2) three wholly-owned subsidiaries of Consumers, which together own approximately 410,000 shares (13.6%).

        Consumers 8 1/2% Redeemable Preferred Stock, Series A (the Preferred Stock ) will remain outstanding following the Merger, and the holders thereof will retain all of the rights and preferences which currently exist for the Preferred Stock. Because the Merger will not adversely affect any of their rights and preferences, the holders of the Preferred Stock are not entitled to vote with respect to the Merger transaction.

ITEM 2. Acquisition or Disposition of Assets

        On November 1, 1996, Consumers and its wholly-owned subsidiary, Interstate Auto Auction, Inc. ( Interstate ), a Pennsylvania corporation, entered into an Asset Purchase Agreement (the Agreement ) with ADESA Pennsylvania, Inc. ( ADESA ), also a Pennsylvania corporation, pursuant to which all of the operating assets and the business of Interstate would be sold to ADESA, an unrelated third party, for cash in the amount of $4,850,000.

        The sale of Interstate s operating assets and business was completed on November 6, 1996 (the Closing Date ), at which time ADESA acquired all of Interstate s property, plant and equipment and its inventories, customer lists, books and records, permits and name. The real estate and equipment which were sold to ADESA under the terms of the Agreement had been pledged as collateral for a term loan payable by Interstate to PNC Bank, N.A. and were also cross-collateralized to a second term loan payable by Consumers to PNC Bank. Accordingly, on the Closing Date, $1,703,000 of the sale proceeds was transferred by ADESA directly to PNC Bank as full repayment for such loans, which resulted in the release of all liens on the property disposed of as well as the release of all the common stock of Interstate and the common stock of two other wholly-owned subsidiaries of Consumers, which had also been held as collateral by the bank. The net proceeds received by Interstate from the sale, after deducting certain sales expenses, totaled $3,110,000. The after-tax gain realized by Interstate from the sale was approximately $1,970,000.

        The sale of the auto auction business was consistent with Consumers strategic plan to sell all of its non-credit insurance operations prior to the Merger Transaction with LaSalle (see Item 1. above).

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a)  Financial Statements of Business Acquired

            Not Applicable

        (b)  Pro Forma Financial Information

            The following unaudited pro forma consolidated financial statements are filed with this report:

            Pro Forma Consolidated Balance Sheet
                   at June 30, 1996                             Pages F-1 & F-2
            Pro Forma Consolidated Statements of Operations:
                  Year Ended December 31, 1995                  Pages F-3 & F-4
                  Six Months Ended June 30, 1996                Pages F-5 & F-6

            The Pro Forma Consolidated Balance Sheet of the Registrant at June 30, 1996 reflects the financial position of the Registrant after giving effect to the disposition of the operating assets discussed in Item 2 and assumes the disposition took place on June 30, 1996. The Pro Forma Consolidated Statements of Operations for the year ended December 31, 1995 and the six months ended June 30, 1996 assume that the disposition occurred on January 1, 1995 and are based on the operations of the Registrant for the year ended December 31, 1995 and the six months ended June 30, 1996.

            The unaudited pro forma consolidated financial statements have been prepared by the Registrant based upon assumptions which it con-sidered to be appropriate. These pro forma financial statements are shown for illustrative purposes only and are not necessarily indi-cative of the future financial position or future results of opera-tions of the Registrant, or of the financial position or results of operations of the Registrant that would have actually occurred had the transaction been in effect as of the date or for the periods presented. In addition, it should be noted that the Registrant s financial statements will reflect the disposition only from Novem-ber 6, 1996, the Closing Date.

            The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of the Registrant.

        (c)  Exhibits

            2.1 Agreement and Plan of Merger, dated October 30, 1996 entered into by and among Registrant, LaSalle Group, Inc. and Consumers Acquisition Corp.

            2.2 Asset Purchase Agreement, dated November 1, 1996, entered into by and among Registrant, Interstate Auto Auction, Inc. and ADESA Pennsylvania, Inc.


                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          CONSUMERS FINANCIAL CORPORATION
                                                                   Registrant




Date   November 13, 1996                      By        /S/ James C. Robertson
                                                James C. Robertson, President
                                                and Chief Executive Officer




Date   November 13, 1996                      By      /S/ R. Fredric Zullinger
                                                R. Fredric Zullinger
                                                Senior Vice President, Chief
                                                Financial Officer and
                                                Treasurer


ITEM 7. (b) PRO FORMA FINANCIAL INFORMATION

                CONSUMERS FINANCIAL CORPORATION AND SUBSIDIARIES
              PRO FORMA CONSOLIDATED BALANCE SHEET AT JUNE 30, 1996
                                   (Unaudited)
                                   [CAPTION]
                        Pro Forma
 (in thousands)                   Histori          Adjustments
                                    cal           Interstate
                                                                        Pro
                                                     Other               Forma

 Assets
 Investments:
      Fixed maturities            $35,822                                $35,822
      Mortgage loans on real        3,536                          3,536
      Policy loans                    482                                    482
      Other invested assets         2,461                                  2,461
      Short-term investments        3,648                                  3,648

           Total investments       45,949                                 45,949

 Cash                                 532                   $2,595    (   3,127
 Accrued investment income            668                                    668
 Receivables                       23,836                                 23,836
 Prepaid reinsurance premiums      18,759                                 18,759
 Deferred policy acquisition       21,571                                 21,571
 Property and equipment             3,965      ($1,726   (                 2,239
 Other real estate                  3,134                                  3,134
 Other assets                       2,373       (107)    (                 2,266

                                  $120,78      ($1,833      $2,595       $121,54
 Liabilities, Redeemable
 Shareholders  Equity
 Liabilities:
      Future policy benefits      $36,235                                $36,235
      Unearned premiums            58,349                                 58,349
      Other policy claims and       2,584                                  2,584
      Other liabilities             5,979       ($48)    (   ($20) ( 5,911)
      Income taxes:
           Current                    534                   1,233     (    1,767
           Deferred                 1,113                    (166)    (      947
      Notes payable                 2,207      (1,218)   (   (989)    (        0

                                  107,001      (1,266)         58        105,793
 Redeemable preferred stock:
      Series A, 8 1/2%
           net of treasury stock    4,675                                  4,675

 Shareholders  equity:
     Common Stock                      30                                     30
     Capital in excess of stated    8,016                                  8,016
     Net unrealized depreciation
           of debt and equity        (261)                                 (261)
      Retained earnings             2,798       (567)       2,537       4,768
      Treasury stock               (1,472)                               (1,472)

                                    9,111       (567)       2,537         11,081

                                  $120,78      ($1,833)     $2,595      $121,549


ITEM 7.(b)  PRO FORMA INFORMATION (continued)

                CONSUMERS FINANCIAL CORPORATION AND SUBSIDIARIES
         NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AT JUNE 30, 1996
                                   (Unaudited)





(a) To reflect the elimination of certain Interstate assets and liabilities in connection with the sale transaction with ADESA, including the repayment of the Interstate bank loan

(b) To reflect the net proceeds from the sale of the Interstate operating assets to ADESA after repayment of both Interstate s and Consumers bank debt.

(c) To reflect federal and state income tax liabilities incurred in connection with the sale transaction and the elimination of deferred income tax liabilities.

(d) To reflect the repayment of Consumers  bank debt from the sale proceeds.

ITEM 7.(b)   PRO FORMA FINANCIAL INFORMATION (continued)

                CONSUMERS FINANCIAL CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                   (Unaudited)


                                                   Pro Forma  Adjustments
 (in thousands, except per share data)    Historical Interstate  Other  ProForma

 Revenues:

      Premiums written and policy charges    $38,909                     $38,909
      Increase in unearned premiums          (1,392)                      (1,392)


      Gross premium income and policy         37,517                      37,517

      Less reinsurance ceded                 (15,473)                    (15,473)


      Net premium income and policy charges   22,044                      22,044
      Net investment income                     2,779              $36(b)  2,815

      Net realized investment losses             (119)                      (119)
      Fees and other income                     4,863  ($3,128)(a)           1,735

                                                29,567   (3,128)    36      26,475

 Benefits and expenses:

      Death and other benefits                           7,373             7,373
      Increase in future policy benefits                 4,754             4,754

     Amortization of deferred policy
           acquisition costs                            10,734            10,734

      Operating expenses                        8,709   (2,353)(a) (145)(c) 6,211
                                               31,570   (2,353)    (145)   29,072


 Income (loss) before income taxes             (2,003)    (775)     181    (2,597)


 Income tax expense (benefit)              (402)   (316)   (a)  72  (d)  (646)


 Income (loss) from continuing operations       (1,601)  (459)  109    (1,951)

 Discontinued operations:
           Gain on disposal of Auto Auction

             business (net of income taxes               1,804    (e)      1,804
             Net income (loss)          ($1,601)    ($459)  ($1,913)    ($147)


                CONSUMERS FINANCIAL CORPORATION AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
                          YEAR ENDED DECEMBER 31, 1995
                                   (Unaudited)

                                                   Pro Forma  Adjustments
 (in thousands, except per share data)  Historical  Interstate  Other  Pro Forma

 Per share data:

        Loss from continuing operations                     ($0.78)                                          ($0.91)
        Discontinued operations                                                                                 0.68

        Net loss                                            ($0.78)                                          ($0.23)
        Weighted average number of shares

            outstanding                                       2,634                                            2,634



        Loss per common share - assuming full                *                                                *

            * Anti-dilutive



 Cash dividends declared per common share                  None                                              None


(a) To eliminate after-tax operating income of Interstate for the year.

(b) To reflect estimated investment earnings from both the net proceeds from the sale transaction and the increased cash flows from elimination of debt service payments (assumed earnings rate - 6%).

(c) To eliminate interest expense on Consumers  bank debt.

(d) To reflect Federal and State income taxes on pro forma adjustments (b) and
    (c).

(e) To reflect the after tax gain on the disposal of the operating assets of the Company s auto auction business as of January 1, 1995.

ITEM 7.(b)  PRO FORMA FINANCIAL INFORMATION (continued)

                CONSUMERS FINANCIAL CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                                   (Unaudited)

                                                    Pro Forma  Adjustments
 (in thousands, except per share data)  Historical  Interstate   Other  ProForma

 Revenues:

      Premiums written and policy charges               $18,504                                                $18,504
      Increase in unearned premiums                        (407)                                                  (407)


      Gross premium income and policy charges            18,097                                                18,097

      Less reinsurance ceded                              7,832                                                  7,832


      Net premium income and policy charges              10,265                                                 10,265
      Net investment income                               1,325                                 $43   (b         1,368

      Net realized investment losses                        (22)                                                   (22)
      Fees and other income                               2,399            ($1,597)   (a                           802

                                                         13,967             (1,597)              43             12,413
 Benefits and expenses:

      Death and other benefits                            4,259                                                  4,259
      Increase in future policy benefits                  1,264                                                  1,264

     Amortization of deferred policy
           acquisition costs                              5,267                                                  5,267

      Operating expenses                                  3,779             (1,196)   (a       (100)  (c         2,483
                                                         14,569             (1,196)            (100)            13,273


 Income (loss) before income taxes                         (602)              (401)             143               (860)


 Income tax expense (benefit)                                65               (170)   (a         57   (d           (48)


 Net income (loss)                                        ($667)             ($231)             $86              ($812)



                CONSUMERS FINANCIAL CORPORATION AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
                         SIX MONTHS ENDED JUNE 30, 1996
                                   (Unaudited)

                                                           Pro Forma Adjustments

 (in thousands, except per share data)  Historical  Interstate  Other  Pro Forma

 Per share data:

        Net loss                                       ($0.34)                                               ($0.40)
        Weighted average number of shares

            outstanding                                  2,615                                                 2,615



        Loss per common share - assuming full           *                                                     *

            * Anti-dilutive



 Cash dividends declared per common share             None                                                   None


(a) To eliminate the after-tax operating income of Interstate for the six month period.

(b) To reflect estimated investment earnings from both the net proceeds from the sale transaction and the increased cash flows from elimination of debt service payments (assumed earnings rate - 6%).

(c) To eliminate interest expense on Consumers  bank debt.

(d) To reflect Federal and State income taxes on pro forma adjustments (b) and
    (c).

